UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2019

Commission File Number: 001-36542

TerraForm Power, Inc.
(Exact name of registrant as specified in charter)

Delaware	46-4780940
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

200 Liberty Street, 14th Floor, New York, New York	10281
Address of Principal Executive Offices)	(Zip Code)

646-992-2400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Class A, par value $0.01	TERP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On October 8, 2019, TerraForm Power, Inc. (the “Company”) completed its previously announced underwritten public offering of its Class A common stock (“common stock”). In connection with the offering, the Company entered into an underwriting agreement, dated October 3, 2019 (the “Underwriting Agreement”), among the Company, TerraForm Power, LLC (“Terra LLC”) and RBC Capital Markets, LLC, as the underwriter (the “Underwriter”). The following summary of certain provisions of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement included as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the Underwriting Agreement, subject to the terms and conditions expressed therein, the Company agreed to sell to the Underwriter an aggregate of 14,907,573 shares of common stock at a price of $16.77 per share. In connection with the offering, the Company has granted the Underwriter an option for 30 days to purchase up to an additional 2,236,135 shares of common stock at a price of $16.77 per share. The shares of common stock were sold pursuant to a prospectus supplement, dated October 3, 2019, and the accompanying prospectus, dated October 3, 2019, each filed with the Securities and Exchange Commission (“SEC”), relating to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-234076).

The Company and Terra LLC have agreed to indemnify the Underwriter against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”). If the Company and Terra LLC are unable to provide the required indemnification, the Company and Terra LLC have agreed to contribute to payments the Underwriter may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and covenants of the Company and Terra LLC.

The Underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Underwriter and its affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

Concurrent Private Placement

On October 8, 2019, the Company completed a private placement of the Company’s common stock pursuant to the Class A Common Stock Purchase Agreement, dated October 8, 2019 (the “Stock Purchase Agreement”), between the Company and BBHC Orion Holdco L.P., a limited partnership organized under the laws of the province of Ontario (“BBHC”), an affiliate of the Company’s sponsor, Brookfield Asset Management Inc. (“Brookfield”). Pursuant to the Stock Purchase Agreement, BBHC purchased in a private placement a total of 2,981,514 shares of the Company’s common stock for a price per share of $16.77, representing total consideration of approximately $50 million.  These newly issued shares of the Company were not registered with the SEC in reliance on Section 4(a)(2) of the Securities Act and the acknowledgment of BBHC that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the Securities Act. As a result of the offering described under “Underwriting Agreement” above and the private placement, affiliates of Brookfield now hold approximately 61% of the Company’s common stock. The net proceeds from the sale of common stock in such offering and the private placement are expected to be used for working capital and general corporate purposes.

Common stock acquired by BBHC under the Stock Purchase Agreement is subject to the existing Registration Rights Agreement, dated October 16, 2017, as subsequently amended and supplemented, among the Company, BBHC and Orion US Holdings 1 L.P., a Bermuda limited partnership and an affiliate of Brookfield, which governs the registration for resale of such common stock. The Stock Purchase Agreement also contains customary representations, warranties and covenants.

The description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement included as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
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Upsize of Revolver

On October 8, 2019 (the “Effective Date”), TerraForm Power Operating, LLC (“TERP Operating”), an indirect subsidiary of the Company, entered into an amendment (the “Upsize Amendment”) to that certain Credit and Guaranty Agreement, dated as of October 17, 2017 (as amended from time to time, the “Revolver”), among TERP Operating, as borrower, Terra LLC, as guarantor, certain subsidiaries of TERP Operating, as guarantors, the lenders and issuing banks party thereto from time to time, and HSBC Bank USA, National Association, as administrative and collateral agent.

As a result of the Upsize Amendment, (a) the aggregate size of the commitments to make revolving loans (“Revolving Loans”) under the Revolver was increased to $800,000,000, shared ratably among the existing lenders under the Revolver and three new incoming lenders as of the Effective Date, (b) the aggregate size of the letter of credit facility under the Revolver was increased to $300,000,000, and (c) the accordion feature of the Revolver, which allows for further increases to the commitments to make Revolving Loans, was set at $150,000,000.  In addition, the Upsize Amendment extended the maturity date of the Revolver to October 5, 2024. This description of the Upsize Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Upsize Amendment included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein.

Item 3.02	Unregistered Sales of Equity Securities.

As described above in Item 1.01 of this Current Report on Form 8-K, the Company completed a private placement of 2,981,514 unregistered shares of the Company’s common stock. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 3, 2019, among TerraForm Power, Inc., TerraForm Power, LLC and RBC Capital Markets, LLC.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1	Class A Common Stock Purchase Agreement, dated October 8, 2019, between TerraForm Power, Inc. and BBHC Orion Holdco L.P.
10.2
Amendment No. 4 to Credit and Guaranty Agreement, dated as of October 8, 2019, among TerraForm Power Operating, LLC as borrower, TerraForm Power, LLC as a guarantor, certain subsidiaries of TerraForm Power Operating, LLC as guarantors, the lenders party thereto from time to time, and HSBC Bank USA, National Association, as administrative and collateral agent.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as inline XBRL).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2019	TerraForm Power, Inc.

	By:	/s/ William Fyfe
William Fyfe
General Counsel